Gersten, Savage, Kaplowitz, Fredericks & Curtin LLP


                                                        May 5, 1997


Azurel, Ltd.
509 Madison Avenue
Suite 804
New York, New York   10022


Gentlemen:

         You have requested our opinion in connection with the Registration Statement on Form SB-2 (the "Registration Statement) of Azurel, Ltd, (the "Company"), relating to the following securities of the Cocmpany (the "Securities") to be issue dpursuant to the Company's initial public ofering and pursuant to exercise of registered warrants as set forth therein:

         1,380,000 shares of Common Stock (including 180,000 shares which the Underwriters have the option to purchase to cover over-allotments) (the "Common Stock");

         (b) 1,380,000 Common Stock Purchase Warrants (including 180,000 warrants which the Underwriters have the option to purchase to cover over-allotments) (the "Warrants"); and

         2,285,500 shares of Common Stock issuable upon exercise of the Warrants, and other warrants registered under the Registration Statement ("Outstanding Warrants"), all pursuant to the Warrant Agreement between the Company and American Stock Transfer & Trust Company to be executed in connection with the Company's initial offering (the "Warrant Agreement").

         We have made such examination of the corporate records and proceedings of the Company and have taken such further action as we deemed necessary or appropriate to the rendering of our opinion herein.

         Based on the foregoing, we are of the opinion that the Common Stock and Warrants, when issued as contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable. We are of the opinion that the Common Stock underlying the Warrants and the Outstanding Warrants, when paid for and issued as contemplated by the Warrant Agreement, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" therein.


Sincerely,

/s/ Gersten, Savage, Kaplowitz, Fredericks & Curtin, LLP
Gersten, Savage, Kaplowitz, Fredericks & Curtin, LLP